UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2025

   _________________________

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices, including zip code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 24, 2025, VolitionRx Limited, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the several purchasers set forth on the signature pages thereto, which provides for the issuance and sale, in a registered direct offering by the Company (the “Offering”), of (i) 2,363,636 shares of the Company’s common stock, par value $0.001 per share (its “common stock”), to certain of its directors and executive officers, and certain of its existing stockholders (collectively, the “Insiders”) at an offering price of $0.55 per share (the “Insider Shares”), and (ii) 1,739,087 shares of common stock (the “Warrant Investor Shares” and, together with the Insider Shares, the “Shares”), together with common stock purchase warrants to purchase up to 1,739,087 shares of common stock (the “Warrants”), at a combined offering price of $0.55 per Warrant Investor Share and accompanying Warrant, to certain other existing stockholders of the Company and new investors (collectively, the “Warrant Investors”). Each Warrant has an exercise price per share of $0.66, and is exercisable on or after March 26, 2025 through and until March 26, 2030. The Insiders did not receive any Warrants in the Offering. The Shares, the Warrants, and the shares of common stock issuable upon exercise of the Warrants, if any, issued in this offering are collectively referred to herein as the “Securities.”

The Securities were offered and sold directly by the Company to the investors in the Offering without a placement agent and pursuant to a Registration Statement on Form S-3 originally filed on September 24, 2021, as amended (including the prospectus forming a part of such Registration Statement) (File No. 333-259783), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and declared effective by the SEC on November 8, 2021. The Company filed a prospectus supplement with the SEC on March 26, 2025, in connection with the Offering.

The foregoing descriptions of the Warrant and Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Warrant and form of Purchase Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The gross proceeds to the Company from the Offering are approximately $2.3 million, before deducting expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for research and continued product development, clinical studies, product commercialization, working capital, and other general corporate purposes.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01. Other Events.

On March 26, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Stradling Yocca Carlson & Rauth LLP

10.1*	Form of Securities Purchase Agreement, dated as of March 24, 2025, by and among the Company and the purchasers on the signature pages thereto

23.1	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or disclosure document. The registrant agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: March 26, 2025	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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